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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement) of our report dated January 27, 1993, which appears on page 29 of the 1992 Annual Report to Stockholders of Bethlehem Steel Corporation, which is incorporated by reference in Bethlehem Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, as amended. Such report relates to financial statements which have not been restated for the retroactive effect of the 1993 change in the method of accounting for the cost of inventories. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement of our report dated January 26, 1994 relating to the financial statements of Bethlehem Steel Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse

1177 Avenue of the Americas
New York, NY 10036
March 7, 1994